Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®
REPORTS RECORD
SECOND QUARTER EARNINGS

•      2Q10 Earnings Per Share of $0.68 (diluted)
•      Allowance for Credit Losses to Total Loans 1.54%
•      Tangible Common Equity Ratio 5.19%
•      Non-Performing Assets remain low at 0.27% of Average Earning Assets

HOUSTON, July 23, 2010. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported net income for the quarter ended June 30, 2010 of $31.746 million or $0.68 per diluted common share, an increase in net income of $5.236 million or 19.8%, compared with $26.510 million or $0.57 per diluted common share for the same period in 2009.

“I am very proud of our bank’s performance and the support we receive from our board of directors; our associates; and, our newest associates who joined us during the second quarter as a part of our First Bank branch transaction,” commented David Zalman, Chairman and Chief Executive Officer.  “We are very appreciative of the hard work and dedication our board members and associates have exhibited in helping us achieve the success we are reporting.”

“Our financial results may be considered impressive in normal economic times, but, in light of the current economic conditions, we believe this performance is remarkable. In the first half of 2010, we have increased assets and deposits significantly through the acquisition of eighteen full service banking locations from U. S. Bank and First Bank.  After consolidations with nearby Prosperity Bank locations, we have enhanced our footprint in both the Houston and Dallas areas.  As a part of these transactions, we reviewed and individually selected loans totaling approximately $130 million at the respective acquisition dates from U. S. Bank and First Bank that resulted in an increase in loans outstanding,” continued Zalman.

“Our business model continues to produce solid results.  Our earnings per share increased 19.3% from the same period last year while our non performing assets totaled only 0.27 percent of average earning assets at June 30, 2010 – one of the lowest levels reported in our industry,” continued Zalman.

“While we did not experience a noticeably stronger economy the second quarter, we do see signs of improvement.  We remain cautiously optimistic for the second half of the year with a continued focus on organic loan growth and the attraction of new customers who are looking for customer focused bankers,” concluded Zalman.

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended June 30, 2010

For the three months ended June 30, 2010, net income was $31.746 million compared with $26.510 million for the same period in 2009.  Net income per diluted common share was $0.68 for the three months ended June 30, 2010 and $0.57 for the same period in 2009. Returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2010 were 1.34%, 9.12% and 28.08%, respectively.  Prosperity’s efficiency ratio (excluding net gains and losses on the sale of securities and assets) was 46.04% for the three months ended June 30, 2010.

Net interest income before provision for credit losses for the quarter ended June 30, 2010 increased 6.7% to $80.600 million compared with $75.521 million during the same period in 2009. The increase was attributable primarily to a 7.9% increase in average earning assets primarily due to the U.S. Bank and First Bank transactions.  The net interest margin on a tax equivalent basis decreased to 4.00% for the three months ended June 30, 2010 compared with 4.04% for the same period in 2009.

On a linked quarter basis, the tax equivalent net interest margin decreased twenty basis points to 4.00% for the three months ended June 30, 2010 from 4.20% reported for the three months ended March 31, 2010.

Non-interest income decreased $1.837 million or 12.1% to $13.296 million for the three months ended June 30, 2010 compared with $15.133 million during the same period in 2009.  The decrease was mainly attributable to an increase in net loss on the sale of other real estate.

Non-interest expense decreased $1.251 million or 2.8% to $43.049 million for the three months ended June 30, 2010 compared with $44.300 million during the same period in 2009.  The decrease was attributable to a reduction in FDIC insurance assessments, partially offset by an increase in salaries and benefits expense.  The FDIC imposed an emergency special assessment as of June 30, 2009, which for Prosperity totaled approximately $4.2 million in pre-tax expense or $0.06 per diluted common share after tax. Also included in non-interest expense for the three months ended June 30, 2010 was approximately $600,000 in one-time acquisition expenses relating to the U. S. Bank and First Bank transactions.

Average loans decreased 2.0% or $68.322 million to $3.404 billion for the quarter ended June 30, 2010 compared with $3.472 billion for the same period of 2009.  Linked quarter average loans increased 1.8% or $61.285 million from $3.342 billion at March 31, 2010. Average deposits increased 7.8% or $565.973 million to $7.812 billion for the quarter ended June 30, 2010 compared with $7.246 billion for the same period of 2009.  Linked quarter average deposits increased 7.7% or $559.170 million from $7.253 billion at March 31, 2010.

Loans at June 30, 2010 were $3.425 billion, a decrease of $26.279 million or 0.8%, compared with $3.451 billion at June 30, 2009.  Loans increased 2.3% or $76.657 million on a linked quarter basis compared with loans of $3.348 billion at March 31, 2010.  As reflected in the table below, linked quarter loans for the second quarter of 2010 were impacted by the loans acquired with the U.S. Bank and First Bank transactions.  Excluding the loans acquired in these transactions, linked quarter loans decreased 0.3%.

Deposits at June 30, 2010 were $7.814 billion, an increase of $556.034 million or 7.7%, compared with $7.258 billion at June 30, 2009.  Linked quarter deposits increased $214.950 million or 2.8% from $7.599 billion at March 31, 2010.  As reflected in the table below, linked quarter deposits for the second quarter of 2010 were impacted by the deposits assumed with the U.S. Bank and First Bank transactions.  Excluding the deposits assumed in these transactions, linked quarter deposits decreased 3.0%.

Balance Sheet Data (at period end)	June 30, 2010	Mar 31, 2010	June 30, 2009
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)

Loans:
Acquired with U.S. Bank branches	30,641	33,317	0
Acquired with First Bank branches	88,039	0	0
All other	3,306,360	3,315,066	3,451,319
Total Loans	$3,425,040	$3,348,383	$3,451,319

Deposits:
Assumed with U.S. Bank branches	350,890	374,508	0
Assumed with First Bank branches	454,686	0	0
All other	7,008,353	7,224,471	7,257,895
Total Deposits	$7,813,929	$7,598,979	$7,257,895

At June 30, 2010, construction loans totaled $514.793 million, consisting of approximately $136 million of single family residential construction loans; $75 million of land development loans; $68 million of raw land loans; $94 million of residential lot loans; $49 million of commercial lot loans; and $93 million of commercial construction and other construction loans.  This is a decrease of $24.637 million from construction loans at March 31, 2010.

At June 30, 2010, Prosperity had $9.609 billion in total assets, $7.814 billion in deposits and $3.425 billion in loans. Assets and deposits at June 30, 2010 increased 8.7% and 7.7%, respectively, compared with their level at June 30, 2009 and loans decreased 0.8% compared with their level at June 30, 2009.

Results of operations for the six months ended June 30, 2010

For the six months ended June 30, 2010, net income was $62.744 million compared with $51.988 million for the same period in 2009.  Net income per diluted common share was $1.34 for the six months ended June 30, 2010 compared with $1.13 for the same period in 2009.  Returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2010 were 1.37%, 9.09% and 27.65%, respectively.  Prosperity’s efficiency ratio (excluding net gains and losses on the sale of securities and assets) was 44.93% for the six months ended June 30, 2010.

Net interest income before provision for credit losses for the six months ended June 30, 2010 increased $8.773 million or 5.9%, to $158.372 million compared with $149.599 million during the same period in 2009.  The increase was attributable primarily to a 3.6% increase in average earning assets.

Non-interest income decreased $3.876 million or 12.9% to $26.274 million for the six months ended June 30, 2010 compared with $30.150 million for the same period in 2009.  The decrease was mainly attributable to an increase in net loss on the sale of other real estate and a decrease in service charges on deposit accounts resulting from decreased NSF income.

Non-interest expense decreased $5.549 million or 6.3% to $82.774 million for the six months ended June 30, 2010 compared with $88.323 million for the same period in 2009.  The decrease was primarily attributable to a reduction in FDIC insurance assessments.  The FDIC imposed an emergency special assessment as of June 30, 2009, which for Prosperity totaled approximately $4.2 million in pre-tax expense or $0.06 per diluted common share after tax.

Asset Quality

Non-performing assets totaled $21.856 million or 0.27% of quarterly average earning assets at June 30, 2010 compared with $19.587 million or 0.26% of quarterly average earning assets at June 30, 2009, and $19.868 million or 0.26% of average earnings assets at March 31, 2010.  The allowance for credit losses was 1.54% of total loans at June 30, 2010 compared with 1.23% at June 30, 2009 and 1.55% of total loans at March 31, 2010.

Non-performing assets	June 30, 2010		Mar 31, 2010		Dec 31, 2009
(In thousands)	Amount	#	Amount	#	Amount	#
Commercial	$1,670	22	$1,662	25	$1,390	19
Construction	7,293	42	8,719	42	5,622	43
1-4 family (including home equity)	4,920	50	3,946	36	2,383	26
Commercial real estate (including multi-family)	7,691	13	5,432	12	6,834	14
Agriculture and agriculture real estate	43	2	4	1	0	0
Consumer	239	11	105	10	127	11
Total	$21,856	140	$19,868	126	$16,356	113

Net Charge-offs (In thousands)	Three Months Ended June 30, 2010	Three Months Ended Mar 31, 2010	Three Months Ended Dec 31, 2009
Commercial	$602	$595	$1,762
Construction	255	2,962	1,009
1-4 family (including home equity)	1,015	133	446
Commercial RE (including multi-family)	249	546	312
Agriculture	3	(24)	10
Consumer	316	169	410
Total	$2,440	$4,381	$3,949

The provision for credit losses was $3.275 million for the three months ended June 30, 2010 compared to $6.900 million for the three months ended June 30, 2009.  Net charge offs were $2.440 million for the three months ended June 30, 2010 compared to $3.526 million for the three months ended June 30, 2009.

The provision for credit losses was $7.685 million for the six months ended June 30, 2010 compared to $13.025 million for the six months ended June 30, 2009.  Net charge offs were $6.821 million for the six months ended June 30, 2010 compared to $7.383 million for the six months ended June 30, 2009.

Conference Call

Prosperity’s management team will host a conference call on Friday, July 23, 2010 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity’s second quarter earnings. Individuals and investment professionals may participate in the call by dialing 800-895-0231, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com.  The webcast may be accessed directly from Prosperity’s Home page under News and Events.

Acquisition of First Bank Branches

On May 1, 2010, Prosperity completed the previously announced acquisition of nineteen (19) Texas retail bank branches of First Bank, a Missouri state-chartered bank. Prosperity Bank paid a premium of 5.5% for approximately $500 million in deposits and purchased approximately $100 million in loans and other assets attributable to the branches.

First Bank’s Texas locations were all in the Houston and Dallas metropolitan areas and represented a strategic enhancement to Prosperity’s presence in these markets. After the consolidation of locations near existing Prosperity banking centers, Prosperity operates (31) Dallas/Fort Worth area banking centers and sixty (60) Houston area banking centers.

The deposits assumed were primarily core deposits and the $100 million in loans purchased were individually selected by Prosperity from First Bank’s loan portfolio associated with the Texas branches and consisted of performing business and consumer-related Texas-based loans.

Acquisition of U. S. Bank’s Texas Branches

On March 29, 2010, Prosperity completed the previously announced acquisition of the three (3) Texas retail bank branches of U.S. Bank. The transaction continued Prosperity’s strategic growth and expansion of the franchise in Texas.  Prosperity Bank paid a premium for approximately $375 million in deposits, as well as purchased certain loans and other assets attributable to the branches.

The three locations acquired by Prosperity were the Texas locations U.S. Bank acquired from the FDIC on October 30, 2009 when U.S. Bank acquired the nine (9) subsidiary banks of FBOP Corporation.  The Texas banks were Madisonville State Bank in Madisonville, Texas; Citizens National Bank in Teague, Texas; and North Houston Bank in Houston, Texas.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $9.6 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred seventy five (175) full service banking locations; sixty (60) in the Houston area; twenty (20) in the South Texas area including Corpus Christi and Victoria; thirty-one (31) in the Dallas/Fort Worth area; twenty-one (21) in the East Texas area; thirty-three (33) in the Central Texas area including Austin and San Antonio; and ten (10) in the Bryan/College Station area.

Bryan/College Station Area -	Dallas/Fort Worth Area -	Jacksonville	Bay City
		Kerens	Beaumont
Bryan	Dallas -	Longview	Cinco Ranch
Bryan-East	Abrams Centre	Mount Vernon	Cleveland
Bryan-North	Balch Springs	Palestine	East Bernard
Caldwell	Camp Wisdom	Rusk	El Campo
College Station	Cedar Hill	Seven Points	Dayton
Greens Prairie	Central Expressway	Teague	Galveston
Madisonville	East Renner	Tyler	Groves
Navasota	Frisco	Tyler-University	Hempstead
Rock Prairie	Frisco-West	Winnsboro	Hitchcock
Wellborn Road	Independence		Katy
	Kiest		Liberty
Central Texas Area -	McKinney	Houston Area -	Magnolia
	McKinney-Stonebridge		Mont Belvieu
Austin -	Midway	Houston -	Nederland
183	Preston Forest	Aldine	Needville
Allandale	Preston Road	Allen Parkway	Shadow Creek
Cedar Park	Red Oak	Bellaire	Sweeny
Congress	Sachse	Beltway	Tomball
Lakeway	The Colony	Clear Lake	Waller
Liberty Hill	Turtle Creek	Copperfield	West Columbia
Northland	Westmoreland	Cypress	Wharton
Oak Hill		Downtown	Winnie
Parmer Lane		Eastex	Wirt
Research Blvd	Fort Worth -	Fairfield
West Lake	Haltom City	First Colony
	Keller	Gessner	South Texas Area -
	Roanoke	Gladebrook
Other Central Texas Locations -	Stockyards	Harrisburg	Corpus Christi -
Bastrop		Heights	Airline
Cuero		Highway 6 West	Carmel
Dime Box	Other Dallas/Fort Worth Locations -	Hillcroft	Northwest
Dripping Springs	Azle	Little York	Saratoga
Elgin	Ennis	Medical Center	Water Street
Flatonia	Gainesville	Memorial Drive
Georgetown	Mesquite	Northside	Other South Texas
Gonzales	Muenster	Pasadena	Locations -
Hallettsville	Sanger	Pecan Grove	Alice
Kingsland	Waxahachie	Piney Point	Aransas Pass
La Grange		River Oaks	Beeville
Lexington		Royal Oaks	Edna
New Braunfels	East Texas Area -	Sugar Land	Goliad
Pleasanton	Athens	SW Medical Center	Kingsville
Round Rock	Athens-South	Tanglewood	Mathis
San Antonio	Blooming Grove	Uptown	Palacios
Schulenburg	Canton	Waugh Drive	Port Aransas
Seguin	Carthage	West University	Port Lavaca
Smithville	Corsicana	Westheimer	Portland
Weimar	Crockett	Woodcreek	Rockport
Yoakum	Eustace		Sinton
Yorktown	Grapeland	Other Houston Area	Victoria
	Gun Barrel City	Locations -	Victoria-North
Angleton

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity, and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks;  continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies.  These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2009 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares’®  may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

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Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	Three Months Ended
	June 30, 2010	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data

Total interest income	$99,358	$96,496	$99,585	$101,695
Total interest expense	18,758	18,724	19,496	24,282
Net interest income	80,600	77,772	80,089	77,413
Provision for credit losses	3,275	4,410	8,500	7,250
Net interest income after provision for credit losses	77,325	73,362	71,589	70,163

Total non-interest income	13,296	12,978	14,711	15,236
Total non-interest expense	43,049	39,725	40,176	41,201
Net income before taxes	47,572	46,615	46,124	44,198
Federal income taxes	15,826	15,617	15,555	14,876

Net income	$31,746	$30,998	$30,569	$29,322

Basic earnings per share	$0.68	$0.67	$0.66	$0.64

Diluted earnings per share	$0.68	$0.66	$0.65	$0.63

Period end shares outstanding	46,622	46,575	46,541	46,153
Weighted average shares outstanding (basic)	46,610	46,553	46,524	46,125
Weighted average shares outstanding (diluted)	46,854	46,858	46,800	46,347

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages

Total loans	$3,404,127	$3,472,449	$3,373,654	$3,501,488
Investment securities	4,642,246	3,964,766	4,411,177	3,997,278
Federal funds sold and other temporary investments	109,027	122,358	84,916	94,631
Total earning assets	8,155,400	7,559,573	7,869,747	7,593,397
Allowance for credit losses	(52,726)	(39,249)	(52,240)	(38,240)
Cash and due from banks	126,601	133,739	130,549	145,232
Goodwill	906,269	875,236	892,145	875,601
Core Deposit Intangibles (CDI)	33,977	41,518	34,089	39,314
Other real estate	16,010	13,524	14,500	10,288
Fixed assets, net	164,646	150,475	156,799	137,086
Other assets	140,040	99,169	141,317	100,472
Total assets	$9,490,217	$8,833,985	$9,186,906	$8,863,150

Non-interest bearing deposits	$1,583,010	$1,499,888	$1,514,877	$1,498,136
Interest bearing deposits	6,229,362	5,746,511	6,019,520	5,767,455
Total deposits	7,812,372	7,246,399	7,534,397	7,265,591
Securities sold under repurchase agreements	83,092	92,466	77,204	88,128
Federal funds purchased and other borrowings	44,477	28,937	38,312	55,865
Junior subordinated debentures	92,265	92,265	92,265	92,265
Other liabilities	65,518	78,181	64,726	80,101
Shareholders' equity(A)	1,392,493	1,295,737	1,380,002	1,281,200
Total liabilities and equity	$9,490,217	$8,833,985	$9,186,906	$8,863,150

(A) Includes $17,197 and $15,800 in after tax unrealized gains on available for sale securities for the three month periods ending June 30, 2010 and June 30, 2009, respectively, and $17,427 and $13,722 for the six months ending June 30, 2010 and June 30, 2009, respectively.

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data

Interest on loans	$52,681	$55,248	$104,134	$111,050
Interest on securities	46,603	47,450	91,617	97,178
Interest on federal funds sold and other temporary investments	74	70	103	106
Total interest income	99,358	102,768	195,854	208,334
Interest expense - deposits	17,573	25,621	35,058	55,078
Interest expense - debentures	799	959	1,590	2,078
Interest expense - other	386	667	834	1,579
Total interest expense	18,758	27,247	37,482	58,735
Net interest income (B)	80,600	75,521	158,372	149,599
Provision for credit losses	3,275	6,900	7,685	13,025
Net interest income after provision for credit losses	77,325	68,621	150,687	136,574
Service charges on deposit accounts	12,680	12,863	24,269	25,235
Net gain on sale of assets	399	200	399	297
Net (loss) gain on sale of ORE	(1,689)	415	(1,983)	437
Brokered mortgage income	50	140	63	210
Other non-interest income	1,856	1,515	3,526	3,971
Total non-interest income	13,296	15,133	26,274	30,150

Salaries and benefits (C)	22,431	20,494	43,543	43,142
CDI amortization	2,280	2,492	4,570	5,156
Net occupancy and equipment	3,708	3,514	7,142	7,492
Depreciation	2,147	2,069	4,153	4,070
Data processing and software amortization	1,742	1,562	3,157	3,617
Regulatory assessments and FDIC insurance	2,801	5,771	5,410	8,752
Other non-interest expense	7,940	8,398	14,799	16,094
Total non-interest expense	43,049	44,300	82,774	88,323
Net income before taxes	47,572	39,454	94,187	78,401
Federal income taxes	15,826	12,944	31,443	26,413
Net income available to common shareholders	$31,746	$26,510	$62,744	$51,988

(B) Net interest income on a tax equivalent basis would be $81,332 and $76,226 for the three months ended June 30, 2010 and June 30, 2009, respectively, and $159,797 and $150,985 for the six months ended June 30, 2010 and June 30, 2009, respectively.
(C) Salaries and benefits includes stock-based compensation expense of $692 and $294 for the three months ended June 30, 2010 and June 30, 2009, respectively, and $1,483 and $620 for the six months ended June 30, 2010 and June 30, 2009, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees - FTE	1,753	1,634	1,753	1,634

Book value per share	$30.12	$28.17	$30.12	$28.17
Tangible book value per share	$9.64	$8.31	$9.64	$8.31

Period end shares outstanding	46,622	46,109	46,622	46,109
Weighted average shares outstanding (basic)	46,610	46,105	46,581	46,097
Weighted average shares outstanding (diluted)	46,854	46,225	46,857	46,146

Non-performing Assets (at period end)
Non-accrual loans	$3,302	$646	$3,302	$646
Accruing loans 90 or more days past due	5,761	7,497	5,761	7,497
Restructured loans	0	0	0	0
Total non-performing loans	9,063	8,143	9,063	8,143
Repossessed assets	273	343	273	343
Other real estate	12,520	11,101	12,520	11,101
Total non-performing assets	$21,856	$19,587	$21,856	$19,587

Allowance for credit losses at end of period	$52,727	$42,611	$52,727	$42,611

Net charge-offs	$2,440	$3,526	$6,821	$7,383

Basic earnings per share	$0.68	$0.57	$1.35	$1.13

Diluted earnings per share	$0.68	$0.57	$1.34	$1.13

Prosperity Bancshares, Inc.®
Financial Highlights

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios

Return on average assets (annualized)	1.34%	1.20%	1.37%	1.17%
Return on average common equity (annualized)	9.12%	8.18%	9.09%	8.12%
Return on average tangible common equity (annualized)	28.08%	27.98%	27.65%	28.39%
Net interest margin (D) (tax equivalent) (annualized)	4.00%	4.04%	4.09%	4.01%

Efficiency ratio(E)	46.04%	48.98%	44.93%	49.22%

Asset Quality Ratios

Non-performing assets to average earning assets	0.27%	0.26%	0.28%	0.26%
Non-performing assets to loans and other real estate	0.64%	0.57%	0.64%	0.57%
Net charge-offs to average loans	0.07%	0.10%	0.20%	0.21%
Allowance for credit losses to total loans	1.54%	1.23%	1.54%	1.23%

Common Stock Market Price

High	$43.66	$31.23	$43.66	$31.23

Low	$34.31	$26.20	$34.31	$20.04

Period end market price	$34.75	$29.83	$34.75	$29.83

(D) Net interest margin for all periods presented is calculated on an actual 365 or actual 366 day basis.

(E) The efficiency ratio is calculated by dividing total non-interest expense (excluding provision for credit losses) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets).  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	June 30, 2010		Mar 31, 2010		Dec 31, 2009		Sept 30, 2009
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Loan Portfolio

Commercial	$440,274	12.85%	$412,602	12.32%	$415,512	12.31%	$439,848	12.91%
Construction	514,793	15.03%	539,430	16.11%	557,245	16.51%	564,106	16.56%
1-4 family residential	758,670	22.15%	729,015	21.77%	709,101	21.00%	692,885	20.34%
Home equity	116,071	3.39%	119,754	3.58%	117,661	3.48%	116,873	3.43%
Commercial real estate	1,349,834	39.42%	1,302,357	38.90%	1,339,219	39.66%	1,336,454	39.25%
Agriculture	148,770	4.34%	140,418	4.19%	135,529	4.01%	145,176	4.26%
Consumer	96,628	2.82%	104,807	3.13%	102,436	3.03%	110,795	3.25%
Total Loans	$3,425,040		$3,348,383		$3,367,703		$3,406,137

Deposit Types

Non-interest bearing DDA	$1,576,727	20.18%	$1,525,079	20.07%	$1,492,612	20.56%	$1,473,189	20.70%
Interest bearing DDA	1,359,041	17.39%	1,354,393	17.82%	1,391,133	19.17%	1,066,778	14.99%
Money Market	1,901,149	24.33%	1,807,704	23.79%	1,619,970	22.32%	1,682,345	23.63%
Savings	385,376	4.93%	360,776	4.75%	322,399	4.44%	320,078	4.50%
Time < $100	1,316,602	16.85%	1,284,271	16.90%	1,208,658	16.65%	1,289,362	18.11%
Time > $100	1,275,034	16.32%	1,266,756	16.67%	1,223,778	16.86%	1,286,241	18.07%
Total Deposits	$7,813,929		$7,598,979		$7,258,550		$7,117,993

Loan to Deposit Ratio	43.8%		44.1%		46.5%		47.9%

Construction Loans

Single family residential construction	$136,126	26.45%	$134,963	25.03%	$146,554	26.30%	$152,056	26.96%
Land development	74,570	14.49%	76,871	14.25%	89,128	15.99%	76,996	13.65%
Raw land	68,112	13.23%	76,817	14.24%	79,055	14.19%	84,384	14.96%
Residential lots	93,764	18.21%	99,012	18.35%	101,090	18.14%	103,565	18.36%
Commercial lots	49,341	9.58%	49,863	9.24%	51,639	9.27%	48,139	8.53%
Commercial construction and other	92,879	18.04%	101,904	18.89%	89,779	16.11%	98,966	17.54%
Total Construction Loans	$514,793		$539,430		$557,245		$564,106

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	June 30, 2010	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009	June 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)

Total loans	$3,425,040	$3,348,383	$3,376,703	$3,406,137	$3,451,319
Investment securities (F)	4,817,847	4,525,506	4,118,290	4,255,057	3,981,109
Federal funds sold	823	577	354	264	813
Allowance for credit losses	(52,727)	(51,893)	(51,863)	(47,312)	(42,611)
Cash and due from banks	148,395	169,534	194,963	156,598	270,498
Goodwill	921,484	890,123	876,987	876,958	875,434
Core deposit intangibles	33,389	33,094	35,385	37,825	40,305
Other real estate	12,520	12,991	7,829	12,738	11,101
Fixed assets, net	161,267	152,886	148,855	149,725	149,742
Other assets	140,784	137,532	142,897	109,342	101,241
Total assets	$9,608,822	$9,218,733	$8,850,400	$8,957,332	$8,838,951

Demand deposits	$1,576,727	$1,525,079	$1,492,612	$1,473,189	$1,476,378
Interest bearing deposits	6,237,202	6,073,900	5,765,938	5,644,804	5,781,517
Total deposits	7,813,929	7,598,979	7,258,550	7,117,993	7,257,895
Securities sold under repurchase agreements	93,060	68,441	72,596	100,636	96,732
Federal funds purchased and other borrowings	154,935	15,879	26,140	253,855	28,170
Junior subordinated debentures	92,265	92,265	92,265	92,265	92,265
Other liabilities	50,499	65,262	49,604	65,548	64,794
Total liabilities	8,204,688	7,840,826	7,499,155	7,630,297	7,539,856
Shareholders' equity (G)	1,404,134	1,377,907	1,351,245	1,327,035	1,299,095
Total liabilities and equity	$9,608,822	$9,218,733	$8,850,400	$8,957,332	$8,838,951

(F) Includes $28,028, $27,710, $25,855, $26,688 and $20,153 in unrealized gains on available for sale securities for the quarterly periods ending June 30, 2010, March 31, 2010, December 31, 2009, September 30, 2009 and June 30, 2009, respectively.

(G) Includes $18,218, $18,011, $16,806, $17,347 and $13,099 in after-tax unrealized gains on available for sale securities for the quarterly periods ending June 30, 2010, March 31, 2010, December 31, 2009, September 30, 2009 and June 30, 2009, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Three Months Ended
	June 30, 2010	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009	June 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data

Interest on loans	$52,681	$51,453	$53,461	$54,809	$55,248
Interest on securities	46,603	45,014	46,116	46,812	47,450
Interest on federal funds sold and other earning assets	74	29	8	74	70
Total interest income	99,358	96,496	99,585	101,695	102,768
Interest expense - deposits	17,573	17,485	18,062	22,694	25,621
Interest expense - debentures	799	791	803	879	959
Interest expense - other	386	448	631	709	667
Total interest expense	18,758	18,724	19,496	24,282	27,247
Net interest income	80,600	77,772	80,089	77,413	75,521
Provision for credit losses	3,275	4,410	8,500	7,250	6,900
Net interest income after provision for credit losses	77,325	73,362	71,589	70,163	68,621
Service charges on deposits accounts	12,680	11,589	12,953	13,554	12,863
Net gain (loss) on sale of assets	399	0	145	(20)	200
Net (loss) gain on sale of ORE	(1,689)	(294)	(135)	115	415
Brokered mortgage income	50	13	36	59	140
Other non-interest income	1,856	1,670	1,712	1,528	1,515
Total non-interest income	13,296	12,978	14,711	15,236	15,133
Salaries and benefits	22,431	21,112	19,747	21,507	20,494
CDI amortization	2,280	2,290	2,441	2,479	2,492
Net occupancy and equipment	3,708	3,434	3,794	3,624	3,514
Depreciation	2,147	2,006	2,056	2,100	2,069
Data processing and software amortization	1,742	1,415	1,386	1,446	1,562
Regulatory assessments and FDIC insurance	2,801	2,609	2,473	2,436	5,771
Other non-interest expense	7,940	6,859	8,279	7,609	8,398
Total non-interest expense	43,049	39,725	40,176	41,201	44,300
Net income before taxes	47,572	46,615	46,124	44,198	39,454
Federal income taxes	15,826	15,617	15,555	14,876	12,944
Net income available to common shareholders	$31,746	$30,998	$30,569	$29,322	$26,510

Prosperity Bancshares, Inc.®
Financial Highlights

	Three Months Ended
	June 30, 2010	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009	June 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios
Return on average assets (annualized)	1.34%	1.40%	1.39%	1.32%	1.20%
Return on average common equity (annualized)	9.12%	9.07%	9.11%	8.93%	8.18%
Return on average tangible equity (annualized)	28.08%	27.22%	28.50%	29.34%	27.98%
Net interest margin (tax equivalent) (annualized)	4.00%	4.20%	4.24%	4.08%	4.04%

Employees - FTE	1,753	1,651	1,594	1,608	1,634

Efficiency ratio	46.04%	43.77%	42.44%	44.46%	48.98%
Non-performing assets to average earning assets	0.27%	0.26%	0.22%	0.29%	0.26%
Non-performing assets to loans and other real estate	0.64%	0.59%	0.48%	0.64%	0.57%
Net charge-offs to average loans	0.07%	0.13%	0.12%	0.07%	0.10%
Allowance for credit losses to total loans	1.54%	1.55%	1.54%	1.39%	1.23%

Book value per share	$30.12	$29.58	$29.03	$28.75	$28.17

Tangible book value per share	$9.64	$9.76	$9.43	$8.93	$8.31

Tier 1 risk-based capital	12.31%	12.82%	12.61%	11.85%	11.24%

Total risk-based capital	13.56%	14.07%	13.86%	13.01%	12.28%

Tier 1 leverage capital	6.10%	6.61%	6.47%	6.09%	5.81%

Tangible equity to tangible assets	5.19%	5.48%	5.53%	5.13%	4.84%

Equity to assets	14.61%	14.95%	15.27%	14.82%	14.70%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended June 30, 2010
	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$3,404,127	$52,681	6.21%
Investment securities	4,642,246	46,603	4.02%
Federal funds sold and other temporary investments	109,027	74	0.27%
Total interest earning assets	8,155,400	$99,358	4.89%
Allowance for credit losses	(52,726)
Non-interest earning assets	1,387,543
Total assets	$9,490,217

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,381,215	$2,517	0.73%
Savings and money market deposits	2,248,950	4,292	0.77%
Certificates and other time deposits	2,599,197	10,764	1.66%
Securities sold under repurchase agreements	83,092	175	0.84%
Federal funds purchased and other borrowings	44,477	211	1.90%
Junior subordinated debentures	92,265	799	3.47%
Total interest bearing liabilities	6,449,196	$18,758	1.17%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,583,010
Other liabilities	65,518
Total liabilities	8,097,724
Shareholders' equity	1,392,493
Total liabilities and shareholders' equity	$9,490,217

Net Interest Income & Margin		$80,600	3.96%

Net Interest Income & Margin (tax equivalent)		$81,332	4.00%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended June 30, 2009
	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$3,472,449	$55,248	6.38%
Investment securities	3,964,766	47,450	4.79%
Federal funds sold and other temporary investments	122,358	70	0.23%
Total interest earning assets	7,559,573	$102,768	5.45%
Allowance for credit losses	(39,249)
Non-interest earning assets	1,313,661
Total assets	$8,833,985

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,047,363	$2,182	0.84%
Savings and money market deposits	1,878,238	4,619	0.99%
Certificates and other time deposits	2,820,910	18,820	2.68%
Securities sold under repurchase agreements	92,466	280	1.21%
Federal funds purchased and other borrowings	28,937	387	5.36%
Junior subordinated debentures	92,265	959	4.17%
Total interest bearing liabilities	5,960,179	$27,247	1.83%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,499,888
Other liabilities	78,181
Total liabilities	7,538,248
Shareholders' equity	1,295,737
Total liabilities and shareholders' equity	$8,833,985

Net Interest Income & Margin		$75,521	4.01%

Net Interest Income & Margin (tax equivalent)		$76,226	4.04%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Six Months Ended June 30, 2010
	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$3,373,654	$104,134	6.22%
Investment securities	4,411,177	91,617	4.15%
Federal funds sold and other temporary investments	84,916	103	0.24%
Total interest earning assets	7,869,747	$195,854	5.02%
Allowance for credit losses	(52,240)
Non-interest earning assets	1,369,399
Total assets	$9,186,906

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,382,751	$5,255	0.77%
Savings and money market deposits	2,143,678	8,312	0.78%
Certificates and other time deposits	2,493,091	21,491	1.74%
Securities sold under repurchase agreements	77,204	323	0.84%
Federal funds purchased and other borrowings	38,312	511	2.69%
Junior subordinated debentures	92,265	$1,590	3.48%
Total interest bearing liabilities	6,227,301	$37,482	1.21%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,514,877
Other liabilities	64,726
Total liabilities	7,806,904
Shareholders' equity	1,380,002
Total liabilities and shareholders' equity	$9,186,906

Net Interest Income & Margin		$158,372	4.06%

Net Interest Income & Margin (tax equivalent)		$159,797	4.09%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Six Months Ended June 30, 2009
	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$3,501,488	$111,050	6.40%
Investment securities	3,997,278	97,178	4.86%
Federal funds sold and other temporary investments	94,631	106	0.23%
Total interest earning assets	7,593,397	$208,334	5.53%
Allowance for credit losses	(38,240)
Non-interest earning assets	1,307,993
Total assets	$8,863,150

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,058,122	$4,304	0.82%
Savings and money market deposits	1,841,147	10,676	1.17%
Certificates and other time deposits	2,868,186	40,098	2.82%
Securities sold under repurchase agreements	88,128	628	1.44%
Federal funds purchased and other borrowings	55,865	951	3.43%
Junior subordinated debentures	92,265	$2,078	4.54%
Total interest bearing liabilities	6,003,713	$58,735	1.97%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,498,136
Other liabilities	80,101
Total liabilities	7,581,950
Shareholders' equity	1,281,200
Total liabilities and shareholders' equity	$8,863,150

Net Interest Income & Margin		$149,599	3.97%

Net Interest Income & Margin (tax equivalent)		$150,985	4.01%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars in thousands)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

 Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts in thousands)

	Three months ended
	June 30, 2010	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009	June 30, 2009
Return on average tangible common equity:
Net income	$31,746	$30,998	$30,569	$29,322	$26,510
Average shareholders' equity	1,392,493	1,367,511	1,342,583	1,314,011	1,295,737
Less: Average goodwill and other intangible assets	(940,246)	(912,065)	(913,522)	(914,203)	(916,754)
Average tangible shareholders’ equity	$452,247	$455,446	$429,061	$399,808	$378,983
Return on average tangible common equity (annualized):	28.08%	27.22%	28.50%	29.34%	27.98%

Tangible book value per share:
Shareholders’ equity	$1,404,134	$1,377,907	$1,351,245	$1,327,035	$1,299,095
Less: Goodwill and other intangible assets	(954,873)	(923,217)	(912,372)	(914,783)	(915,739)
Tangible shareholders’ equity	$449,261	$454,690	$438,873	$412,252	$383,356

Period end shares outstanding	46,622	46,575	46,541	46,153	46,109
Tangible book value per share:	$9.64	$9.76	$9.43	$8.93	$8.31

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$449,261	$454,690	$438,873	$412,252	$383,356

Total assets	$9,608,822	$9,218,733	$8,850,400	$8,957,332	$8,838,951
Less: Goodwill and other intangible assets	(954,873)	(923,217)	(912,372)	(914,783)	(915,739)
Tangible assets	$8,653,949	$8,295,516	$7,938,028	$8,042,549	$7,923,212

Tangible equity to tangible assets ratio:	5.19%	5.48%	5.53%	5.13%	4.84%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30, 2010	June 30, 2009
Return on average tangible common equity:
Net income	$62,744	$51,998
Average shareholders' equity	1,380,002	1,281,200
Less: Average goodwill and other intangible assets	(926,234)	(914,915)
Average tangible shareholders’ equity	$453,768	$366,285
Return on average tangible common equity (annualized):	27.65%	28.39%

Tangible book value per share:
Shareholders’ equity	$1,404,134	$1,299,095
Less: Goodwill and other intangible assets	(954,873)	(915,739)
Tangible shareholders’ equity	$449,261	$383,356

Period end shares outstanding	46,622	46,109
Tangible book value per share:	$9.64	$8.31

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$449,261	$383,356

Total assets	$9,608,822	$8,838,951
Less: Goodwill and other intangible assets	(954,873)	(915,739)
Tangible assets	$8,653,949	$7,923,212

Tangible equity to tangible assets ratio:	5.19%	4.84%